UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : September 10, 2007
WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in charter)

Bermuda (State of Incorporation)	1-31339 (Commission File No.)	98-0371344 (I.R.S. Employer Identification No.)

515 Post Oak Boulevard Suite 600 Houston, Texas (Address of Principal Executive Offices)	77027 (Zip Code)
Registrant’s telephone number, including area code: (713) 693-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements.
     On September 10, 2007, Jessica Abarca, Vice President — Accounting and Chief Accounting Officer, was granted a $50,000 increase to her current annual base salary.
Item 8.01. Other Events
     We have made a strategic decision to discontinue doing business through our foreign subsidiaries in countries that are subject to U.S. economic and trade sanctions, including Cuba, Iran, Sudan and Syria. In light of the current U.S. and foreign policy environment and the inherent uncertainties surrounding these countries, we have determined that it is in the best interests of the company and its stakeholders to implement this new policy.
     Accordingly, effective immediately, we will not enter into any new contracts relating to these countries and we will begin an orderly discontinuation and winding down of our existing business in these sanctioned countries.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
Dated: September 10, 2007	/s/ Burt M. Martin
Burt M. Martin
Senior Vice President and General Counsel